UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) June 7, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 7, 2005 Toreador Resources Corporation (the “Purchaser”), entered into a Quota Purchase Agreement (“Purchase Agreement”) with Pogo Overseas Production BV (the “Seller”) providing for the purchase of all the quotas (the “Quota”) of Pogo Hungary Oil and Gas Exploration and Exploitation Limited Liability Company, a subsidiary of the Seller and a limited liability company organized under the laws of the Republic of Hungary (the “Company”).

     The purchase price of the Quota will be US $9,000,000 (the “Purchase Price”). Upon closing, the Purchaser will pay the Purchase Price with cash on hand. Purchaser has deposited with the Seller 10% of the Purchase Price.

     The Purchase Agreement contains negotiated representations, warranties, covenants and indemnities by both the Purchaser and the Seller which are believed to be customary for transactions of this kind. Certain of the indemnities of the Purchaser and the Seller are only effective for specified periods of time, and the indemnification by the Seller is subject to certain minimum thresholds and caps.

     The transaction contemplated by the Purchase Agreement is expected to close on June 15, 2005, subject to the satisfaction of customary closing conditions, with the outside closing date being October 31, 2005. The Purchase Agreement may be terminated at any time prior to the closing for certain reasons, including: (a) by mutual prior written consent of the Seller and the Purchaser; (b) a finding by a court of competent jurisdiction or other governmental authority that the transactions contemplated by the Purchase Agreement are prohibited; (c) by the Purchaser or the Seller if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party and such breach is not cured within 20 business days of the receipt of the notice of the breach by the breaching party; and (d) by the Purchaser or the Seller, if the closing has not occurred on or before October 31, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	2.1	Quota Purchase Agreement between Pogo Overseas Production BV, as Seller, and Toreador Resources Corporation, as Purchaser, dated as of June 7, 2005.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: June 13, 2005

	By:	/s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Quota Purchase Agreement between Pogo Overseas Production BV, as Seller, and Toreador Resources Corporation, as Purchaser, dated as of June 7, 2005